Exhibit 10.1
CONFIDENTIAL TREATMENT REQUESTED
Confidential material has been separately filed with the Securities and Exchange Commission under an application for confidential treatment. Terms for which confidential treatment has been requested have been omitted and marked with an asterisk [*].
AMENDMENT NUMBER THREE TO THE
SUBSCRIBER UNIT PURCHASE AGREEMENT FOR NII HOLDINGS INC.
This Amendment Number Three to the Subscriber Unit Purchase Agreement (the “Amendment”) will be deemed effective as of the date of the last signature to this Amendment (“Effective Date”) between MOTOROLA, INC. a Delaware corporation, by and through its Mobile Devices Business, with offices at 8000 West Sunrise Boulevard, Plantation, Florida 33322 USA (hereinafter “Seller” or “Motorola”), and NII HOLDINGS, INC, a company formed under the laws of Delaware, with a place of business at 10700 Parkridge Boulevard, Suite 600, Reston, Virginia 20191 (hereinafter “Buyer” or “NIHD”, formerly known as NIIH under the Agreement). Capitalized terms used herein but not otherwise defined herein shall have the same meanings given to such terms in the Agreement.
WHEREAS, the Parties have entered into a Subscriber Unit Purchase Agreement dated January 1, 2005, (the “Agreement”) as heretofore amended, modified, supplemented or otherwise revised:

NOW, THEREFORE, in consideration of the promises and mutual obligations contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, Motorola and NIHD agree as follows:
1.	GENERAL
1.1	Except as otherwise specifically stated herein, all references to Sections are to sections in the Agreement.

1.2	This Amendment supersedes in its entirety the “Agreement in Principle” document signed by NIHD and Motorola on July 25, 2006.

2.	AGREEMENT AMENDMENTS

Motorola and NIHD agree that the following sections of the Agreement are amended to read as follows:
a.	The Initial Term of the Agreement, as contained in the introductory section of the Agreement, and thereafter renewed to December 31, 2006 per Amendment Number Two will now be amended to be a fixed term agreement ending on December 31, 2011, unless otherwise extended by mutual written agreement of the Parties as described in Section 10 herein.

b.	Section 2 of the Agreement “Pricing” is deleted in its entirety and replaced with the following:

“2. PRICING, UNIT VOLUME, AND PORTFOLIO MIX

PRICING
2.1	This entire Section 2 “Pricing, Unit Volume, and Portfolio Mix” does not apply to or supersede the 2006 Subscriber Unit Pricing and Terms set forth in Amendment Two of this Agreement and which continue in full force and effect through December 31, 2006.

2.2.	Total Kit Prices (“Kit Price”) for Products require firm and non-cancelable orders within 10 days after Buyer’s Delivery to Seller of its Monthly Purchase Forecast (as defined in Section 4 of the Agreement). Kit Prices are defined as the total sum of (a) an individual subscriber unit base package price set forth in Appendix A, (b) any specific feature adders selected by NIHD, (c) in-kit accessory or accessory upgrades requested by NIHD, (d) non-standard packaging or collateral requested by NIHD, or (e) unique requirements specifically requested by NIHD for a given jurisdiction or territory where the NII Affiliates operate, such as manufacturing locations (“Unique Market Adders”) (other than those described in numerals (b), (c) and (d) above). Applicable minimum purchase commitments or other similar terms may be added to Appendix A from time to time by mutual agreement of the Parties. In order for the Kit Prices, distributed periodically by Motorola to be applicable, the purchase orders submitted to Seller must reference this Agreement, or be submitted electronically pursuant to the Motorola On-line Website Terms of Use attached hereto as Appendix C. The Parties acknowledge that the base package price and the adder components of the total Kit Price represent the fixed and determinable pricing for each applicable Product in the given year.

2.3	The Parties agree to enter into annual negotiations to establish Product base package prices, portfolio mix commitments and [*] Margin based on a defined portfolio of Products during the third quarter of each calendar year to become effective the first day of January of the following calendar year.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.4	Notwithstanding anything to the contrary herein, except for iDEN WIMAX/multimode Products, base package prices of Products (prior to any Unique Market Adders adjustments or adjustments for NIHD requested features, accessory, packaging, or collateral adders) negotiated annually will not be higher than the base package price paid by NIHD the prior year for the same model Product, provided that the portfolio mix commitment is substantially the same or better than the previous year unless Motorola has changed the tier classification of a then existing model and has not offered a comparable replacement model in that tier.

In addition to, and notwithstanding, the preceding paragraph, the base package prices of Products being offered to NIHD on an annual basis shall not be [*] than [*] of the base package prices being offered to [*] for the same subscriber unit model (i.e. an i830 domestic model is considered the same as an i830 NII model for purposes of this Agreement).

Unique Market Adders shall not be applicable for the year 2007. Thereafter, the Unique Market Adders shall be limited to a specific percentage of the base package price of the affected Products as follows: [*].

When and if Unique Market Adders become applicable, Motorola will set forth the business reasons supporting the applicability of Unique Market Adders on a case by case basis. In the event that Unique Market Adders become applicable in any given year, the [*] for the affected Products becomes [*].
UNIT VOLUME
2.5	NIHD commits to purchasing the minimum annual unit volume of fully kitted Products, shipped with Motorola designated in-kit standard items contained in the Motorola pricing menu, as contained in Table 1 below (“Purchase Commitments”): [*]

2.6	The parties agree that NIHD purchases of iDEN Transceiver Only Products (defined as a subscriber unit less the battery door, battery, charger, SIM card, collateral, and packaging shipped in bulk) may be counted towards fulfillment of the annual Purchase Commitments set forth in Table 1 above, up to a maximum of [*] of the total Purchase Commitment for each year. Both Parties agree that there may be terms and conditions applicable to Products that are not fully-kitted which will be negotiated on an annual basis separately from the terms and conditions applicable to the fully-kitted Products.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.7	By mutual agreement, the Parties may agree to extend the definition of Products to include subscriber units that do not incorporate the iDEN technology. For the year 2011, NIHD purchases under the Agreement of subscriber units based on a technology other than iDEN may be counted towards fulfillment of the year 2011 Purchase Commitment.

2.8	EQUITABLE ADJUSTMENTS

Base package prices in each given year will be conditioned on NIHD meeting its overall Purchase Commitments set forth on Table 1 of Section 2.5 hereof. If, in any given year, NIHD fails to meet its Purchase Commitments, NIHD shall pay Motorola, as “equitable adjustments” an amount equal to [*]. Motorola hereby acknowledges and agrees that these equitable adjustments are its sole and exclusive remedy for any failure by NIHD of meeting its Purchase Commitments under Section 2.5 hereof for any given year that equitable adjustments are applicable. Motorola reserves all remedies at law or in equity for NIHD’s failure to meet Purchase Commitment in subsequent years in which equitable adjustments do not apply.
d.	Section 10 of the Agreement. “Term and Termination” is deleted in its entirety and replaced with the following:

“10. TERM AND TERMINATION
10.1	Unless this Agreement is superseded by a new Agreement, or otherwise terminated pursuant to the terms contained herein, the term of this Agreement shall be through December 31, 2011. Notwithstanding the foregoing, any specific provisions or terms under any Appendix to this Agreement may provide for a shorter duration than the Term, such as the Appendix A (Subscriber Unit Pricing and Terms) which is initially valid for the first year of the Term and amended annually. However, until a new annual agreement on pricing and terms is reached, the then current Appendix A with its previously agreed upon pricing and terms will be extended on a month by month basis.

10.2	Either party has the right to terminate this Agreement if the other party fails to perform or breaches any of its material obligations hereunder, if such non-performance or breach is not remedied within thirty (30) days after written notice is given to the defaulting party.

10.3	Either party may terminate this Agreement, if the other party assigns this Agreement or any of its rights hereunder in violation of Section 25.4 below.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10.4	Termination of this Agreement, howsoever caused, will not terminate Buyer’s liability to pay for any Products previously delivered to Buyer in accordance with the terms hereunder.
e.	Section 13 of the Agreement. “Marketing and Promotional Program” is deleted in its entirety from the main body of the Agreement and will be addressed on an annual basis in Appendix A.
3.	ADDITIONAL TERMS AND CONDITIONS

Motorola and NIHD agree that the following new provisions shall be added to the Subscriber Unit Purchase Agreement:
26.	MANUFACTURING
26.1	With respect to any Products for which Motorola is the sole-source supplier to NIHD, Motorola will maintain sufficient manufacturing capacity within Motorola’s manufacturing resources (including its contract manufacturers) to supply those Products to NIHD in order for NIHD to meet its forecasts and updated forecasts during the Term of the Agreement, subject to the terms in 26.3 and 26.4 below.

26.2	Motorola will not be considered delinquent or in breach of the above manufacturing capacity obligations for a Product if NIHD fails to provide a forecast of Product requirements per the forecast and order guidelines as contained in Sections 1 and 4 of this Agreement.

26.3	During the Term of this Agreement, Motorola will supply Products to NII Affiliates in Brazil, Argentina, and Chile from Jaguariuna, Brazil, and will supply Product to Mexico from Penang, Malaysia, PROVIDED that the following minimum annual volumes are committed to: [*]

26.4	In the event Motorola, without the agreement of NIHD, provides Products to NII Affiliates that are not in accordance with the above and NII Affiliates have made the minimum volume commitments in the preceding year as required in Section 26.3 hereof, Motorola will pay [*]. This payment by Motorola will be the sole and exclusive remedy to NIHD and NII Affiliates for breach of this Section 26.4. Notwithstanding, this Section 26.4 shall in no way affect or relieve Motorola from any of its obligations under Sections 15 and 18 of the Agreement.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

27.	PRODUCT DEVELOPMENT

Motorola will maintain a development funding program for the iDEN technology platform and Products in order to continue to maintain a competitive portfolio of subscriber units. Such development funding shall consist of not less than [*]. Additionally, in the event that the funding described in the preceding sentence is not enough to support the development of additional specific Products and or features requested by NIHD, then Motorola will present to NIHD alternative funding arrangements. Motorola further agrees to make good faith efforts to evaluate any new Products or features requested by NIHD and to determine if they could be commercially made available within the requested timeframes or at a reasonably competitive price. Notwithstanding the above, Motorola agrees that all investments in the Development Program will be made in good faith and that it will use its commercially reasonable efforts in the development of new Products or new features or capabilities for the Products.
28.	NO ACCESS TO BOOKS AND RECORDS
28.1	Nothing in this Agreement, implied or otherwise, provides NIHD the right to access Motorola’s books, records, documents, facilities, procedures or other Motorola confidential information without prior written consent. Any such written consent will be at the sole discretion of Motorola and under conditions necessary to protect Motorola confidential information including but not limited to allowing access only (i) to specifically identified information; (ii) at a specifically identified facility or location; (iii) by an agreed upon independent third party bound by an agreement of confidentiality with Motorola; and (iv) during reasonable business hours.

28.2	Upon written request of NIHD, Motorola will provide a letter from an authorized officer of Motorola confirming that Motorola is in compliance with its obligations under this Agreement.
29.	iDEN RESOURCE COMMITMENT

Motorola commits to maintaining knowledgeable resources at senior levels dedicated to iDEN and NIHD until the later of (a) such time as Motorola ceases to support the iDEN technology platform as outlined in Section 30, or (b) the expiration of the Term of the Agreement.
30.	ADEQUATE PRODUCT SUPPLY COMMITMENT [ * ] FOR HAVE MADE PRODUCTS

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

30.1	Motorola will make available to NIHD Products and spare parts for the Products either directly or through third-parties during the Term. Motorola agrees to provide NIHD with at least 120 days advance notice of its intention to discontinue supplying Products to NIHD (the “End of Sale Notice Period”). Within 60 days of the End of Sale Notice Period, NIHD shall provide Motorola a final and non-cancellable purchase order for Products to be delivered during the subsequent 12 months or the Term, whichever is shorter. Motorola shall not be obligated to honor any additional purchase orders from NIHD after such final purchase order has been received.

30.2	If at any time prior to the end of the Term, (a) Motorola elects to stop supplying Products to NIHD for reasons unrelated to NIHD’s material breach of this Agreement, NIHD’s decision to no longer purchase Products, or events specified in Section 10.3 attributable to NIHD, or (b) in the event NIHD terminates Motorola for default pursuant to Section 10.2 for material failure to provide Products, then Motorola will make arrangements through third parties for the uninterrupted supply of Products to NIHD during the Term of this Agreement.

30.3	[*]

30.4	[*]

31.	END OF LIFE

31.1	Motorola will provide written notification to NIHD of its intent to discontinue the manufacture of any Subscriber Unit Model at least one hundred and fifty (150) days prior to the last date of scheduled manufacture of such Subscriber Unit (the “End of Life Date” or “EOL Date”).

31.2	Within sixty days (60) after Motorola has provided written notification to NIHD of its intent to discontinue the manufacture of any Subscriber Unit model, NIHD shall provide a written commitment to purchase a specific quantity of the Subscriber Unit model to be discontinued (“EOL Quantity”), in advance of the EOL Date of that Subscriber Unit model. NIHD shall continue to place Purchase Orders for the discontinued Subscriber Unit Model in accordance with the established forecast and purchase order process, which over the remaining life of the Product shall equal the EOL Quantity. All Purchase Orders shall be placed no later than thirty (30) days prior to the End of Life Date. Such final Purchase Orders shall include a delivery schedule not to exceed thirty (30) days after the End of Life Date.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

31.3	Once NIHD has provided Motorola with the EOL Quantity commitment, no additional quantities of such Subscriber Unit model will be available unless mutually agreed to by the Parties. NIHD will be responsible for purchasing the EOL Quantity or in providing Motorola with mutually acceptable remedies to offset Motorola’s financial loss.
4.	RATIFICATION

Except as specifically stated in this Amendment, the Subscriber Unit Purchase Agreement is, in all other respects, ratified, confirmed and continues in full force and effect.

5.	AUTHORITY

Each party hereto represents and warrants that: (i) it has obtained all necessary and requisite approvals, consents and authorizations of third parties and governmental authorities to enter into this Amendment and to perform and carry out its obligations hereunder; (ii) the persons executing this Amendment on behalf of each party have express authority to do so, and, in so doing, to bind the party thereto; (iii) the execution, delivery, and performance of this Amendment does not violate any provision of any bylaw. Charter, regulation, or any other governing authority of the party; and, (iv) the execution, delivery and performance of this Amendment has been duly authorized by all necessary partnership or corporate action and this Amendment is valid and binding obligation of such party, enforceable in accordance with its terms.
IN WITNESS WHEREOF, MOTOROLA and NII HOLDINGS, INC have caused this Amendment to be fully executed and effective as of the last date set forth below.

NII HOLDINGS, INC.		MOTOROLA, INC.

By:	/s/	By:	/s/

Name:		Name:

Title:		Title:

Date:		Date: